UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

SIX FLAGS ENTERTAINMENT CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
8701 Red Oak Blvd.,
Charlotte, North Carolina 28217
(Address of principal executive offices) (Zip Code)

(704) 414-4700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 26, 2026, Six Flags Entertainment Corporation (the "Company") held its annual meeting of stockholders (the "2026 Annual Meeting") virtually via live webcast to consider and vote upon three proposals submitted by the Board of Directors of the Company. The final voting results, which were certified by the inspector of election at the 2026 Annual Meeting, were as follows:

1.To elect Richard Haddrill, Chieh Huang, and Marilyn Spiegel as Class II Directors of the Company for a three-year term expiring in 2029.

Nominee	For	Withhold	Broker Non-Votes
Richard Haddrill	72,559,637	2,026,136	13,339,349
Chieh Huang	60,221,596	14,364,177	13,339,349
Marilyn Spiegel	71,349,419	3,236,354	13,339,349

2.To confirm the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2026.

For	Against	Abstain
66,719,229	20,989,959	215,934

3.To approve, on an advisory basis, the compensation of the Company's named executive officers for 2025.

For	Against	Abstain	Broker Non-Votes
68,543,867	5,726,910	314,996	13,339,349

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION
(Registrant)

Date:	May 27, 2026	By:	/s/ John Reilly
John Reilly President & Chief Executive Officer